UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010 (May 20, 2010)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of LoJack Corporation, or the Company, held on May 20, 2010, the Company’s shareholders elected the following individuals as directors:  Rory J. Cowan, John H. MacKinnon, Robert J. Murray, Robert L. Rewey, Richard T. Riley, Harvey Rosenthal, Maria Renna Sharpe and Ronald V. Waters III to serve until the Company’s 2011 annual meeting of shareholders or to serve until his or her successor has been duly elected and qualified.  The directors received the following votes:

Name	For	Withheld
Rory J. Cowan	8,155,967	3,732,228
John H. MacKinnon	9,822,686	2,065,509
Robert J. Murray	9,782,362	2,105,833
Robert L. Rewey	8,193,061	3,695,134
Richard T. Riley	9,778,709	2,109,486
Harvey Rosenthal	8,172,004	3,716,191
Maria Renna Sharpe	8,195,371	3,692,824
Ronald V. Waters III	9,778,453	2,109,742

Also at the Company’s 2010 annual meeting of shareholders, shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  This proposal received the following votes:

For	Against	Abstain

11,783,754	81,004	23,437

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Kathleen P. Lundy
Kathleen P. Lundy Vice President and General Counsel

Date: May 21, 2010